SPINOFF SOLUTIONS.COM, INC.
                (A DEVELOPMENT STAGE ENTERPRISE)
                          BALANCE SHEET
                    AS OF SEPTEMBER 30, 2003

                             ASSETS
Current Assets
   Cash                                      $        -
   Inventory                                      24,480
       Total Current Assets                                24,480
   Fixed Assets:
   Equipment                                      9,250
   Website                                            500
   Less: Accumulated Depreciation     (4,538)
       Total: Fixed Assets                                   5,213
Other Assets:
   Goodwill, net of
   amortization                                  47,720
   Total Other Assets                         47,720
       Total Assets                                         $ 77,413
                                                                _________

                        LIABILITIES
Current Liabilities
   Accounts Payable                            850
       Total Current Liabilities                  850
                        Total Liabilities                            850
Commitments and Contingencies

STOCKHOLDERS' EQUITY
   Common Stock                                              4,500
   25,000,000 authorized shares,
   par value $.001
   4,500,000 shares issued and
   outstanding
    Additional Paid-in-Capital                               98,011
    Accumulated Deficit during
   the development stage                                  (25,948)
Total Stockholders' Equity (Deficit)                     76,563
    Total Liabilities and Stockholders'
                 Equity                                         $  77,413
                                                                 __________








                 The accompanying notes are
                 integral part of the consolidated
                financial statements.
                         F-2

             SPINOFF SOLUTIONS.COM, INC.
          (A DEVELOPMENT STAGE ENTERPRISE)
               STATEMENT OF OPERATIONS

 From  06/02/99 (Inception) to September 30, 2003

REVENUES:
   Revenues                                                    $        -
       Total Revenues                                                 -

EXPENSES:
Consulting Services                                             2,000
Depreciation Expense                                            4,538
Amortization Expense                                           11,930
Impairment Loss                                                 6,120
Organization Expense                                            1,360

Total Expenses                                                  25,948

Net Income (Loss) from Operations                  $  (25,948)

PROVISION FOR INCOME TAXES:

Income Tax Benefit                                                    -

Net Income (Loss)                                         $  (25,948)
                                                              _____________

Basic and Diluted Loss Per Common
Share                                                                  (0.01)

Weighted Average number of Common
Shares                                                          3,558,823
                                                             _____________

















                 The accompanying notes are
                 integral part of consolidated
                 financial statements.
                         F-3



                          SPINOFF SOLUTIONS.COM, INC
                       (A DEVELOPMENT STAGE ENTERPRISE)
                      STATEMENT OF STOCKHOLDERS' EQUITY

                                                                 Accumulated
                                                                 Deficit
                                                                 during the
                                          $0 .001            Develop-     Stock-
                                             Par     Paid In  ment       holders
                          Shares         Value  Capital  Stage       Equity

Balance, June 2,
1999
(Inception)                 -              $  -      $  -      $  -       $  -

Stock Issued
for Organization
Expenses             500,000         500        11        -         511

Stock Issuance
for Services         2,000,000       2,000         -        -       2,000

Stock Issued
for  Assets          2,000,000       2,000    98,000     -     100,000

Net Income
(Loss)                                                          (25,948)(25,948)

Balance,
October 31, 2001     4,500,000      4,500      98,011   (25,948)    76,564
           ____________________________________________________


















     The accompanying notes are integral part of consolidated financial statements.
                                     F-4


                 SPINOFF SOLUTIONS.COM, INC.
               (A DEVELOPMENT STAGE ENTERPRISE)
                     STATEMENT OF CASH FLOWS

From 06/02/99 (Inception)  to  September 30, 2003

Cash Flows from Operating Activities:
   Net Income (Loss)                                                  $ (25,948)

Changes in operating assets and liabilities:
   Stock Issued for Services                                             2,000
   Stock Issued for Organization Expenses                          511
   Accounts Payable                                                          850
Impairment Loss                                                            6,120
Depreciation & Amortization                                          16,467

Total Adjustments                                                         25,948
Net Cash (Used in) Provided
From Operating Activities                                         $          -

Cash Flows from Investing Activities:

Capital Expenditures                                                           -
Net Cash Used in Investing Activities                       $            -

Cash Flows from Financing Activities:
Note Payable                                                                   -
Common Stock                                                                -
Net Cash Provided for Financing Activities                $         -

Net Increase (Decrease) in Cash                             $         -

Cash Balance, Begin Period                                              -

Cash Balance, End Period                                    $          -


Supplemental Disclosures:
Cash Paid for interest                                            $            -
Cash Paid for income taxes                                   $           -
Stock Issued for Services                                      $       2,000








          The accompanying notes are integral part of the consolidated financial statements
                                     F-5